Exhibit 99.1

FG Financial Group, Inc. Reports Third Quarter 2023 Financial Results

11/09/2023

FG Financial Reports Profitable Quarter With $5.6 Million Net Income and Accretion in Shareholders’ Equity

ITASCA, IL – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), today announced results for the third quarter and nine months ended September 30, 2023. FG Financial is a reinsurance and asset management holding company focused on collateralized and loss-capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors.

FG Financial Group CEO Larry Swets, Jr. commented, “We continued to execute our long-term value creation strategy and delivered strong profitability for the quarter, driven by solid performance in both the reinsurance and merchant banking initiatives. The reinsurance business continues to patiently evaluate potential loss capped contracts and is seeing attractive opportunities as it builds its brand in the marketplace. On the merchant banking side, platform company FG Merger Corp. completed its business combination with iCoreConnect Inc., a software company with an attractive, scalable business model positioned to take advantage of healthcare industry tailwinds. We’re pleased with the progress in our merchant banking business and continue to seek asymmetric risk/reward opportunities to allocate capital.”

FG Financial Group Chairman Kyle Cerminara, added, “Our results year to date demonstrate the increasing strength and durability of our business model. Our reinsurance business continues to carefully evaluate opportunities to enter loss capped niche contracts, and our merchant banking segment has a growing portfolio of companies on its platform with attractive end markets and strong management teams. For example, FG Communities has acquired over 20 communities since formation in 2022 and our restaurant brand platform, Craveworthy announced the addition of multiple brands this quarter. As for our SPAC business, FG Merger Corp. completed its business combination with iCoreConnect Inc. and we look forward to being shareholders and sharing in their future success.”

Select 2023 Third Quarter Results and Nine Months Financial Results and Highlights

FG Financial Group’s 2023 third quarter and nine-month financial results included:

●	Net reinsurance premiums earned were $4.2 million for the three months ended September 30, 2023 compared to $4.4 million in the third quarter of the prior year. Net reinsurance premiums for the nine months ended September 30, 2023, increased to $11.5 million from $9.8 million in the nine months ended September 30, 2022. The increase in reinsurance premiums for the nine month period was driven by successful execution of the Company’s strategy as prior reinsurance contracts concluded profitably and capital re-deployed in new loss-capped reinsurance arrangements.
●	Net investment income for the three months ended September 30, 2023, was $7.0 million compared to net investment income of $11.2 million in the third quarter of the prior year. The net investment income in the third quarter of 2023 was primarily driven by strong gains from the successful business combination of FG Merger Corp. with iCoreConnect Inc. Net investment income for the nine months ended September 30, 2023, was $8.3 million as compared to $5.1 million in the nine months ended September 30, 2022.
●	The Company paid the 8% Series A Preferred Share dividend of $0.45 million, or $0.50 per share, which represents the Company’s 22nd consecutive quarter of paying the full dividend due on the 8% Series A Preferred Shares since their issuance in February 2018.
●	General and administrative expense was $2.3 million and $7.2 million for the three and nine months ended September 30, 2023, respectively, as compared to $2.0 million and $6.0 million for the same periods in the prior year, respectively. This increase in current year periods versus prior year periods was primarily related to an increase in stock compensation expense, a non-cash expense with no impact on shareholders’ equity, largely mitigated by decline in several other expense categories.

Net income attributable to common shareholders for the third quarter of 2023 was $5.2 million, or $0.50 per fully diluted share, compared to $9.8 million, or $1.05 per fully diluted share for the third quarter of 2022. Net income attributable to common shareholders for the nine-month period ended September 30, 2023, was $2.7 million, or $0.28 per fully diluted share, compared to net loss attributable to common shareholders of $0.4 million or $(0.05) per fully diluted share, for the nine month period ended September 30, 2022.

Balance Sheet Highlights

As of September 30, 2023, FG Financial Group’s key balance sheet items included:

●	Cash and cash equivalents of $5.5 million.
●	Investment holdings totaling $29.5 million, including directly or indirectly held investments in OppFi, iCoreConnect Inc., holdings under the Company’s Merchant Banking Platform for FG Acquisition Corp., FG Communities, Craveworthy and other investments.
●	Total shareholders’ equity of $42.7 million, an increase of $5.4 million from $37.3 million at December 31, 2022, driven by profitable performance in reinsurance and merchant banking initiatives.

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Rosalyn Christian

(203) 972-9200

fgf@imsinvestorrelations.com

FG FINANCIAL GROUP, INC.

Consolidated Balance Sheets

($ in thousands, except per share data)

	September 30,
	2023	December 31,
	(unaudited)	2022
ASSETS
Equity securities, at fair value (cost basis of $1,916 and $889, respectively)	$2,187	$841
Other investments	27,365	24,839
Cash and cash equivalents	5,525	3,010
Deferred policy acquisition costs	1,480	1,527
Reinsurance balances receivable (net of current expected losses allowance of $84 and zero, respectively)	14,469	9,269
Funds deposited with reinsured companies	7,075	9,277
Other assets	727	712
Total assets	$58,828	$49,475

LIABILITIES
Loss and loss adjustment expense reserves	$5,912	$4,409
Unearned premium reserves	9,394	6,823
Accounts payable and accrued expenses	720	723
Other liabilities	135	225
Total liabilities	$16,161	$12,180

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par and liquidation value, 1,000,000 shares authorized; 894,580 shares issued and outstanding as of September 30, 2023 and December 31, 2022	$22,365	$22,365
Common stock, $0.001 par value; 100,000,000 shares authorized; 10,303,739 and 9,410,473 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	10	9
Additional paid-in capital	52,781	50,021
Accumulated deficit	(32,489)	(35,100)
Total shareholders’ equity	42,667	37,295
Total liabilities and shareholders’ equity	$58,828	$49,475

FG FINANCIAL GROUP, INC.

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Net premiums earned	$4,192	$4,383	$11,534	$9,809
Net investment income	6,961	11,174	8,272	5,114
Other income	24	214	84	266
Total revenue	11,177	15,771	19,890	15,189

Expenses:
Net losses and loss adjustment expenses	2,205	2,406	6,081	5,798
Amortization of deferred policy acquisition costs	1,003	1,109	2,533	2,427
General and administrative expenses	2,341	2,001	7,221	6,009
Total expenses	5,549	5,516	15,835	14,234

Net income	$5,628	$10,255	$4,055	$955
Dividends declared on Series A Preferred Shares	447	447	1,339	1,342
Income (loss) attributable to FG Financial Group, Inc. common shareholders	$5,181	$9,808	$2,716	$(387)

Basic and diluted net income (loss) per common share:	$0.50	$1.05	$0.28	$(0.05)

Weighted average common shares outstanding:
Basic and diluted	10,303,739	9,333,709	9,813,438	7,564,017